UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2018

Vivos Inc.

(Exact name of registrant as specified in its charter)

Delaware	00-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

719 Jadwin Avenue

Richland, WA 99352

(Address of principal executive offices)

(509) 736-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01 Entry Into a Material Definitive Agreement

On Friday September 21, 2018 the Company provided notice to the holders of the secured convertible debentures under terms of the path forward and restructuring agreement. Pursuant to the notice all secured note holders have agreed to refrain from “any market activity or conversion activity” for a period of ten trading days, which will run from September 26, 2018 until October 10, 2018.  Further, upon completion of a financing of at least $500,000 and the repurchase by the company or sale to the company designees of at least $200,000 by the largest secured note holder, all of the company’s debt with current variable rated pricing will convert into common stock or common stock equivalents at a conversion price of $.004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vivos Inc.

Date: September 21, 2018	By:	/s/ Michael K. Korenko
Michael K. Korenko Chief Executive Officer